                                                                [CONFORMED COPY]

                                                                     Exhibit 4.1





                           STOCK PURCHASE AGREEMENT

                                by and between

                         ALPHA BETA TECHNOLOGY, INC.,

                                      and

                          ROSS FINANCIAL CORPORATION

                         Dated as of November 18, 1997
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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

I. PURCHASE AND SALE.....................................................    1

          1.1. Purchase and Sale.........................................    1
          1.2. Purchase Price............................................    2
          1.3. Closing...................................................    2

II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................    5

          2.1. Due Organization, etc.....................................    5
          2.2. Compliance with Law.......................................    6
          2.3. Authorization; Execution and Delivery of Agreement........    6
          2.4. No Conflict; No Consent...................................    7
          2.5. Capital Stock.............................................    8
          2.6. SEC Reports...............................................    9
          2.7. Financial Statements......................................    9
          2.8. No Brokers................................................   10

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................   10

          3.1. Due Organization, etc.....................................   10
          3.2. Authorization; Execution and Delivery of Agreement........   10
          3.3. No Conflict; No Consent...................................   11
          3.4. No Brokers................................................   11
          3.5. Investment Purposes.......................................   11

IV. COVENANTS OF THE COMPANY.............................................   12

          4.1. Preemptive Rights.........................................   13
          4.2. Exchange of Stock Certificates.............................  14
          4.3. Lost, Stolen, Destroyed or Mutilated Stock Certificates....  14

V. COVENANTS OF THE PURCHASER AND THE COMPANY.............................  14

          5.1. Public Disclosure and Confidentiality......................  14
          5.2. Restrictions on Transfer...................................  15
          5.3. Efforts to Consummate; Further Actions.....................  16

VI. REGISTRATION RIGHTS...................................................  16

          6.1. "Piggyback" Registration...................................  17
          6.2. Demand Registration........................................  19
          6.3. General Provisions.........................................  19
          6.4. Information, Documents, Etc................................  21

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          6.5. Expenses................................................  21
          6.6. Cooperation.............................................  22
          6.7. Action to Suspend Effectiveness; Supplement to
               Registration Statement..................................  23
          6.8. Indemnification.........................................  25

VII. INDEMNIFICATION...................................................  31

          7.1. Indemnification by the Company..........................  31
          7.2. Indemnification by the Purchaser........................  31

VIII.  TERMINATION.....................................................  31

          8.1 Termination..............................................  31

IX. GENERAL PROVISIONS.................................................  33

          9.1. Survival of Representations, Warranties and Agreements..  33
          9.2. Notices.................................................  33
          9.3. General.................................................  34
          9.4. Governing Law...........................................  35
          9.5. Severability of Provisions..............................  35
          9.6. Captions................................................  35
          9.7. Expenses................................................  36
          9.8. Equitable Relief........................................  36
          9.9. Definitions.............................................  36

          STOCK PURCHASE AGREEMENT (this "Agreement") dated as of November 18,
                                          ---------
1997 by and between ALPHA BETA TECHNOLOGY, INC., a Massachusetts corporation (the "Company"), and ROSS FINANCIAL CORPORATION a Cayman Islands corporation
      -------
(the "Purchaser").
      ---------

          WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, three million, three hundred and sixty six thousand, seven hundred and ninety five (3,366,795) shares (the "Shares") of
                                                                     ------
the Company's authorized but unissued common stock, par value $.01 (the "Common
                                                                         ------
Stock"), at a price of $2 7/8 per share of Common Stock;
-----

          WHEREAS, the Purchaser and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith;

          NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

                           I.   PURCHASE AND SALE

          1.1.  Purchase and Sale.  Upon the terms and subject to the
                -----------------
conditions set forth in this Agreement, the Company agrees to issue, sell and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company, three million, three hundred and sixty six thousand, seven hundred and ninety five (3,366,795) Shares. The Shares purchased and sold hereunder shall be free and clear of any liens, security interests, pledges, voting agreements, claims, options and encumbrances of every kind, character and description whatsoever ("Encumbrances"), except as contemplated by this Agreement.
--------------

          1.2.  Purchase Price.  As consideration for the sale of the
                --------------
Shares, at the Closing (as hereinafter defined) the Purchaser shall pay to the Company in immediately available funds by wire transfer, a purchase price of nine million, six hundred and seventy nine thousand, five hundred and thirty five dollars and sixty two cents ($9,679,535.62) to an account designated by the Company in writing prior to the date hereof.

          1.3.  Closing.  (a)  On the terms and subject to the conditions of
                -------
this Agreement, the purchase and sale of the Shares pursuant to this Agreement shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, 10006 at 10:00 a.m. (New York time) on November 18, 1997 or as soon thereafter as practicable. The consummation of the purchase and sale transactions described in this Section 1.3 are hereinafter referred to collectively as the "Closing." The date on which the Closing occurs
                                 -------
is hereinafter referred to as the "Closing Date."
                                   ------------
          (b)   Conditions Precedent to Purchaser's Obligations.  The obligation
                -----------------------------------------------
of the Purchaser to consummate the transactions described in this Agreement shall be subject to the satisfaction of the following conditions on or prior to the Closing: (i) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made (to the extent any such representation or warranty is not already qualified by materiality) and shall be true and correct in all material respects on the Closing Date (to the extent any such representation or warranty is not already qualified by materiality) with the same effect as if they were made on such date; (ii) the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date; (iii) the Company shall have delivered to the Purchaser a certificate, dated the Closing Date and signed

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by a duly authorized officer of the Company, certifying as to the matters described in the foregoing clauses (i) and (ii); (iv) no action, suit, investigation or proceeding shall have been instituted before any court, administrative body or governmental agency (a "Governmental Entity") which seeks
                                               -------------------
to restrain the consummation of, prohibit or declare illegal, or obtain a material amount of damages arising from the transactions contemplated by this Agreement and which is likely, in the Purchaser's reasonable judgment, to be successful on the merits, and no temporary restraining order or injunction shall have been issued by any Governmental Entity restraining or prohibiting, and no other Legal Requirement (as hereinafter defined) shall have come into effect making illegal, the performance of this Agreement or the consummation of any of the transactions contemplated hereby; and (v) all consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any Authority (as hereinafter defined) in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, and all waiting periods specified under applicable Legal Requirements and all extensions thereof, the passing of which is required for such consummation, shall have passed, except as to such consents, approvals, permits, authorizations or filings that, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, operations, properties, assets or liabilities of the Company (a "Material
                                                                 --------
Adverse Effect").  In the event any of the foregoing conditions to the
--------------
Purchaser's obligation to close hereunder is not satisfied on or before the Closing, the Purchaser may waive such condition and proceed to Closing. As used herein, "Legal Requirements" shall include laws, regulations, ordinances,
         ------------------
orders, decrees, permits, licenses, consents, approvals, registrations, authorizations and qualifications required by or from any federal, state, local or foreign governmental or regulatory authority (each, an "Authority").
                                                                 ---------

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          (c)   Conditions Precedent to the Company's Obligations.  The
                -------------------------------------------------
obligation of the Company to consummate the transactions described in this Agreement shall be subject to the satisfaction of the following conditions on or prior to the Closing: (i) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made (to the extent any such representation or warranty is not already qualified by materiality) and shall be true and correct in all material respects on the Closing Date (to the extent any such representation or warranty is not already qualified by materiality) with the same effect as if they were made on such date; (ii) the Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date; (iii) the Purchaser shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized signatory of the Purchaser, certifying as to the matters described in the foregoing clauses (i) and (ii); (iv) no action, suit, investigation or proceeding shall have been instituted before any Governmental Entity which seeks to restrain the consummation of, prohibit or declare illegal, or obtain a material amount of damages arising from the transactions contemplated by this Agreement and which is likely, in the Company's reasonable judgment, to be successful on the merits and no temporary restraining order or injunction shall have been issued by any Governmental Entity restraining or prohibiting, and no other Legal Requirement shall have come into effect making illegal, the performance of this Agreement or the consummation of any of the transactions contemplated hereby; and (v) all consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any Authority in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, and all waiting periods specified under applicable Legal

Requirements and all extensions thereof, the passing of which is required for such consummation, shall have passed, except as to such consents, approvals, permits, authorizations or filings that, individually or in the aggregate would not have a Material Adverse Effect. In the event any of the foregoing conditions to the Company's obligation to close hereunder is not satisfied on or before the Closing, the Company may waive such condition and proceed to Closing.

          (d)   Company Closing Deliveries.  At the Closing, the Company will
                --------------------------
deliver to the Purchaser the following:

                (i)  a stock certificate or certificates representing
                     the Shares registered in the name of the Purchaser; and
                (ii) a certificate of the Secretary of the Company certifying as to the adoption and effect of resolutions of the Board of Directors of the Company (the "Board") authorizing the
                                                       -----
                     execution, delivery and performance of this Agreement.

          (e)   Purchaser Closing Deliveries.  At the Closing, the Purchaser
                ----------------------------
will deliver to the Company the following:

                (i) a certificate of an authorized officer of the Purchaser certifying as to the adoption and effect of resolutions of the Purchaser authorizing the execution, delivery and performance of this Agreement; and
                (ii) payment of the purchase price provided by Section 1.2.

     II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          2.1.  Due Organization, etc. The Company is a corporation duly
                ---------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and it has all requisite corporate or other necessary power and authority to own, operate and lease its respective properties and assets and to conduct its respective businesses as now conducted and is qualified to do business in each state or other jurisdiction where the nature of its properties, assets or businesses requires such qualification other than where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, operations, properties, assets or liabilities of the Company (a "Material Adverse Effect"). Except as set forth on Schedule 2.1
         -----------------------
attached hereto, the Company has no subsidiaries.

          2.2.  Compliance with Law.  The Company has obtained and maintains
                -------------------
in full force and effect all permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications under all federal, state, local and foreign laws and regulations, and with all Authorities, required for the conduct by it of its business and the ownership or possession by it of its properties and assets other than where the failure to obtain or maintain such permits, licenses, consents, approvals, registrations, memberships, authorizations or qualifications would not, individually or in the aggregate, have a Material Adverse Effect. The Company is in compliance with all laws, regulations, ordinances, orders and decrees (including, without limitation, all environmental and occupational, health and safety laws) of any Authority applicable to the conduct by the Company of its business and to its ownership and possession of its properties and assets, other than where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect.

          2.3.  Authorization; Execution and Delivery of Agreement.  (a)
                --------------------------------------------------
The execution and delivery of this Agreement, the issuance and sale of the Shares to the Purchaser and the consummation of the transactions contemplated hereby (i) do not require the approval or consent of any stockholders of the Company and (ii) have been duly authorized by all necessary corporate action on the part of the Company for all purposes. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes the legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor set forth herein, the Shares will be validly issued, fully paid and non-assessable. The Purchaser will acquire valid and marketable title to the Shares, free and clear of any Encumbrances except as contemplated by this Agreement.

          2.4.  No Conflict; No Consent.  The execution and delivery of this
                -----------------------
Agreement, the issuance and sale of the Shares to the Purchaser and the consummation of the transactions contemplated hereby do not, and will not, conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on any of the properties or assets of the Company under, (i) any provision of the articles of incorporation or by-laws or similar constituent documents of the Company, (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, license, registration, membership, authorization or qualification from any Authority, of the Company or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the Company is a party or by which it is bound, other than, in the case of clause (ii) above, where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a Material Adverse Effect. Except as has already been obtained or made, no consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority or third party is required to be made or obtained by the Company (including, without limitation, under any environmental or occupational, health and safety laws) in order to execute or deliver this Agreement, issue and sell the Shares or to consummate the transactions contemplated hereby, other than as a result of the periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or except where the failure to make or obtain any
              ------------
such consent, approval, order, authorization, registration, declaration, filing or notice would not have a Material Adverse Effect.

          2.5.  Capital Stock.  (a)  The authorized capital stock of the
                -------------
Company consists of (i) thirty million (30,000,000) shares of Common Stock, par value $.01, of which, as of November 4, 1997, sixteen million, eight hundred and thirty three thousand, nine hundred and eighty (16,833,980) shares were outstanding and no shares were held in treasury and two million, eight hundred and sixty thousand, eight hundred and eleven (2,860,811) shares are reserved for future issuance pursuant to any option, warrant or other rights agreement, arrangement or other commitment and (ii) one million (1,000,000) shares of preferred stock, par value $.01, of which no shares are issued, outstanding or held in treasury. All of the issued and outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable.

          (b) (i) Other than this Agreement or as set forth on Schedule 2.5(b) or in SEC Reports (as defined hereinafter), there are not authorized or outstanding any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, to any Person any shares of

Common Stock or any other shares of the capital stock of the Company or any securities convertible into or exchangeable for any such shares, or obligating any such Person to grant, extend or enter into any such agreement or commitment; and (ii) except as set forth in SEC Reports, there is no obligation, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any share of capital stock or other equity interests of the Company.

          2.6.  SEC Reports.  The Company has filed with the Securities and
                -----------
Exchange Commission (the "Commission") all proxy statements, reports, forms and
                          ----------
other documents required to be filed by it after January 1, 1995 under the Exchange Act (collectively, the "SEC Reports"). As of their respective dates,
                                 -----------
the SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.7.  Financial Statements.  (a)  The financial statements
                --------------------
(including any related notes) included in the SEC Reports (the "Financial
                                                                ---------
Statements") have been prepared in accordance with generally accepted accounting
----------
principles consistently applied throughout the periods involved (except as may be noted therein) and fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which were or, except as otherwise disclosed to the Purchaser in writing, will be material in amount or effect) and except as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act).

          (b) On the date hereof, except as disclosed in the SEC Reports, the Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due and whether or not required to be disclosed in the SEC Reports, other than liabilities that have been disclosed to the Purchaser in writing, have been incurred in the ordinary course of business or are not in the aggregate material to the Company.

          2.8.  No Brokers.  No broker, finder or investment banker is
                ----------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

                     III. REPRESENTATIONS AND WARRANTIES OF
                                 THE PURCHASER

          The Purchaser represents and warrants to the Company that:

          3.1.  Due Organization, etc.  The Purchaser is a corporation duly
                ---------------------
organized and validly existing under the laws of the Cayman Islands. The Purchaser has no direct or indirect subsidiaries.

          3.2.  Authorization; Execution and Delivery of Agreement.  The
                --------------------------------------------------
Purchaser has all requisite power and authority to execute this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes the legal, valid, binding and enforceable obligation of the Purchaser, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          3.3.  No Conflict; No Consent.  The execution and delivery of this
                -----------------------
Agreement, the issuance and sale of the Shares to the Purchaser and the consummation of the transactions contemplated hereby do not, and will not, conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on any of the properties or assets of the Purchaser under, (i) any provision of the charter and by-laws or similar constituent documents of the Purchaser, (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, license, registration, membership, authorization or qualification from any Authority, of the Purchaser or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the Purchaser is a party or by which it is bound, other than, in the case of clause (ii) above, where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Other than as a result of the reporting requirements of the Exchange Act, no consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority is required to be made or obtained by the Purchaser in order to execute or deliver this Agreement or to consummate the transactions contemplated hereby.

          3.4.  No Brokers.  No broker, finder or investment banker is
                ----------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

          3.5.  Investment Purposes.  (a)  The Purchaser, by reason of its
                -------------------
business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Shares, and is purchasing the Shares hereunder for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof. The Purchaser acknowledges that the Shares to be purchased hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other
                 --------------
jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws, or exemption from such registration is available. Furthermore, the Purchaser acknowledges that the Company shall place upon each certificate representing the Shares, a legend substantially in the following form:

          "The securities represented by this certificate have been issued without registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws (the "State Acts"). Such securities may not be sold, assigned, transferred or otherwise disposed of, beneficially or on the records of the company, unless the securities represented by this certificate have been registered or qualified under the Securities Act and the applicable State Acts or there has been delivered to the company an opinion of counsel, reasonably satisfactory to the company, to the effect that such registration and qualification are not required."

          (b) The Purchaser is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

          (c) The Purchaser or its representative has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of the Company and the terms and conditions of the Purchaser's investment, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith that the Company possesses or can acquire without unreasonable effort or expense.

                         IV.  COVENANTS OF THE COMPANY
                         ---  ------------------------

          The Company covenants and agrees that:

          4.1.  Preemptive Rights.  For as long as the Purchaser shall hold
                -----------------
five hundred thousand (500,000) shares of Common Stock, the Company shall not issue, reissue or otherwise dispose of any shares of Common Stock or any securities convertible into, or any rights, warrants or options to acquire, shares of Common Stock, without affording the Purchaser the preemptive right to acquire such shares of Common Stock or other securities in proportion to its then-existing holdings of outstanding shares of Common Stock, on the same terms and conditions and for the same consideration as the Company proposes to issue such shares of Common Stock or other securities to Persons other than the Purchaser; provided, however, that the provisions of this Section 4.1 shall not
           --------  -------
apply to any of the following:

          (a) shares of Common Stock issued on a pro rata basis pursuant to a stock split, subdivision or dividend;

          (b) shares of Common Stock issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

          (c) shares of Common Stock issued to a corporation, partnership, educational institution or other entity in connection with a research and development partnership or licensing or other collaborative arrangement between the Company and such institution or entity; or

          (d) shares of Common Stock (or options, warrants or other rights to purchase such shares of Common Stock) issuable or issued to employees, consultants or directors of this corporation, upon the express approval of the Board of Directors, whether issued or issuable after the Closing Date;
and provided, further, however, that the aggregate number of shares of Common
    --------  -------  -------
Stock issued pursuant to Section 4.1(c) shall not exceed, on a cumulative basis, ten percent (10%) of the outstanding shares of Common Stock as of the date hereof. The Company shall not issue shares of Common Stock, or any securities convertible into shares of Common Stock, exceeding, on a cumulative basis, ten percent (10%) of the outstanding shares of Common Stock as of the date hereof, to any entity pursuant to Section 4.1(c), without obtaining the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. As used herein, "Person" means
                                                                   ------
any individual, partnership, joint venture, firm, corporation, association, trust or other entity or any government or political subdivision or agency, department or instrumentality thereof.

          4.2.  Exchange of Stock Certificates.  Promptly upon surrender of
                ------------------------------
any certificates representing Shares at the office of the Company, the Company will, at its expense, execute and deliver to the Purchaser a new certificate or certificates in denominations specified by the Purchaser for an aggregate number of Shares equal to the number of Shares represented by the certificates surrendered.

          4.3.  Lost, Stolen, Destroyed or Mutilated Stock Certificates  .  Upon
                -------------------------------------------------------
receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for Shares and, in the case of loss, theft or destruction, upon delivery of an affidavit of loss and an indemnity satisfactory to the Company (which, in the case of the Purchaser may be an undertaking by the Purchaser to so indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of Shares equal to the number of Shares represented by the certificate lost, stolen, destroyed or mutilated.

                V.   COVENANTS OF THE PURCHASER AND THE COMPANY

          5.1.  Public Disclosure and Confidentiality.  Each party hereby
                -------------------------------------
agrees that, prior to the Closing, except as required by applicable law (or under the rules and regulations of the

Nasdaq Stock Market (or any national securities exchange on which the Common Stock is listed)), no press release or public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement, the terms hereof or the transactions contemplated hereby unless specifically approved in advance by both parties. In the event that a party views disclosure required by applicable law (or the rules and regulations of the Nasdaq Stock Market or any such national stock exchange) as contemplated by the previous sentence, such disclosing party shall provide a copy of such disclosure to the other party within a reasonable period of time prior to such disclosure.

          5.2.  Restrictions on Transfer.  (a)  The rights contained in this
                ------------------------
Agreement, including the registration rights, may be transferred by the Purchaser only to one of its "Affiliates", as determined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act. Prior to such transfer, the Company shall be furnished with prior written notice of the name and address of such transferee, the Company shall give its prior written consent to such transfer, which consent shall not be unreasonably withheld, and such transferee shall agree to be bound by the terms and provisions of this Agreement.

          (b) Except pursuant to the requirements of Rule 144, the Shares may not be sold or otherwise disposed of except as follows:

          (i) to a person or persons who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom the Shares may legally be transferred without registration and without the delivery of a current prospectus with respect thereto; or

          (ii) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities (as to which a registration statement under the Securities Act shall then be in effect) and the offering thereof for such sale or disposition.

          5.3.  Efforts to Consummate; Further Actions.  Subject to the terms
                --------------------------------------
and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                            VI.  REGISTRATION RIGHTS

          The Company covenants and agrees to provide the following registration rights:

          6.1.  "Piggyback" Registration.  If, at any time while the Purchaser
                 -----------------------
shall hold five hundred thousand (500,000) shares of Common Stock, the Company proposes to file a registration statement relating to the offering of any of its capital stock under the Securities Act (other than (i) a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect or (ii) any registration statement on Form S-4 or similar successor form, relating to a corporate reorganization or other transaction pursuant to Rule 145 of the Securities Act), whether or not for sale for its own account, the Company shall, at least twenty-one days (or if such twenty-one day period is not practicable, then a reasonable shorter period which shall not be less than seven days) prior to such filing, give written notice of such proposed filing to the Purchaser. Upon receipt by the Company not more than seven days (unless the notice given to the Purchaser pursuant to the previous sentence is less than ten days, in which case such seven-day period shall be shortened to five days) after such notice of a written request from the Purchaser for registration of Purchaser's Stock (as hereinafter defined), (i) the Company shall, subject to Section 6.3, include such Purchaser's Stock in such registration statement, and shall use all reasonable efforts to cause such registration statement to become effective with respect to such Purchaser's Stock, unless the managing underwriter therefor concludes in its reasonable judgment that the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in (or during the time of) such offering, in which case the Company may (i) include all securities initially proposed by the Company to be sold for its own account and (ii) decrease the number of shares of Purchaser's Stock and any other securities (other than securities included by virtue of clause (i) above) proposed to be sold to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter; provided, however, that there shall be no such decrease in the number of shares
--------  -------
of Purchaser's Stock unless the number of shares of Purchaser's Stock and such other securities (other than the securities included by virtue of clause (i) above) proposed to be sold has been decreased on a pro rata basis, calculated according to the number of shares of Purchaser's Stock and other securities requested to be included by the respective holders of each. "Purchaser's Stock"
                                                              -----------------
means any shares of Common Stock held by the Purchaser or its affiliates.

          6.2.  Demand Registration.  (a)  In the event that, subsequent to
                -------------------
180 days following the Closing Date, the Company shall receive a written request, on a one-time basis, from the Purchaser requesting the Company to register any shares of Purchaser's Stock under the Securities Act on Form S-3 (or if the Company is not eligible to use Form S-3, then on Form S-1 or S-2), or any other similar form then in effect, the Company shall, as soon as practicable, effect such registration (including, if requested, a registration of shares of Purchaser's Stock which are intended to be offered on a continuous or delayed basis under Rule 415 of the Securities Act or any similar rule then in effect (such registration a "Shelf Registration")) of all or such portion of
                                ------------------
shares of Purchaser's Stock as are specified in such request. Any Shelf Registration statement filed pursuant to this Section 6.2(a) shall remain continuously effective for a period of two (2) years (such period defined herein as the "First Demand
                                                            ------------
Registration Period").
-------

          (b) In the event that at any time after the First Demand Registration Period the Company shall receive a written request, on a one-time basis, from the Purchaser requesting the Company to register any shares of Purchaser's Stock pursuant to a Shelf Registration, the Company shall, as promptly as practicable, effect such registration of all or such portion of shares of Purchaser's Stock as are specified in such request. The Shelf Registration statement filed pursuant to this Section 6.2(b) shall remain continuously effective for a period of three (3) years (such period defined herein as the "Second Demand Registration Period").
               ---------------------------------

          (c) After the expiration of the Second Demand Registration Period, the Purchaser may request, on a one-time basis, the Company to register any remaining shares of Purchaser's Stock pursuant to a Shelf Registration for a period not to exceed two (2) years (such period defined herein as the "Supplementary Registration Period"). Upon receipt of a written request from
----------------------------------
the Purchaser requesting a registration of shares of Purchaser's Stock during the Supplementary Registration Period pursuant to this Section 6.2(c), the Company shall, as promptly as practicable, effect such registration of all or such portion of shares of Purchaser's Stock as are specified in such request. Notwithstanding any other provisions of this Agreement, the Purchaser shall bear all expenses of registration (including amendments and supplements related thereto) pursuant to this Section 6.2(c).

          (d) Notwithstanding the provisions of Sections 6.2(a), 6.2(b) and 6.2(c), the Company shall in no event be required to register shares of Purchaser's Stock pursuant to this Section 6.2 unless the number of such shares of Purchaser's Stock exceeds five hundred thousand (500,000). The Company may postpone for a limited time, which in no event shall be longer than sixty (60) days, compliance with a request for registration pursuant to this Section 6.2 if (i) the Company shall have given notice to the Purchaser of the occurrence of a Suspension Event (as hereinafter defined) or (ii) the Company is conducting a public offering of capital stock and the managing underwriter concludes in its reasonable judgment that such compliance would materially adversely affect such offering. Notwithstanding anything in this
Section 6.2 to the contrary, the Company shall not be required to prepare or cause to be prepared audited financial statements of the Company other than those prepared in the normal course of the Company's business at its fiscal year end.

          6.3.  General Provisions.  (a)  Whenever required to effect the
                ------------------
registration of any shares of Purchaser's Stock, the Company shall, as expeditiously as reasonably possible: (i) prepare and file with the SEC a registration statement with respect to such Purchaser's Stock and use all reasonable efforts to cause such registration statement to become effective and to remain effective (with a prospectus at all times meeting the requirement of the Securities Act); or (ii) in the case of any Shelf Registration, prepare and file with the SEC a Shelf Registration statement with respect to such Purchaser's Stock and use all reasonable efforts to cause such registration statement to become effective and to remain continuously effective in order to permit the prospectus forming part thereof to be usable by the Purchaser for the relevant period (as set forth in Sections 6.2(a), 6.2(b) and 6.2(c)) from the date such registration statement is declared effective or such shorter period of time that will terminate upon the earlier of the following: (A) when all the shares of Purchaser's Stock covered by the Shelf Registration Statement have been sold pursuant to such registration statement and (B) when there cease to be any outstanding shares of Purchaser's Stock. The provisions of Sections 6.3(a)(i) and 6.3(a)(ii) are subject to the Company's suspension rights set forth in Section 6.7(b). The Company will use all reasonable efforts to effect such qualifications and compliances under applicable Blue Sky or other state securities laws as may be reasonably requested by the Purchaser (provided that the Company shall not be obligated to file a general consent to service of process or qualify to do business as a foreign corporation or otherwise subject itself to taxation in any jurisdiction solely for the purpose of any such qualification) to permit or facilitate such sale or other distribution. The Company will cause the Purchaser's Stock to be listed on the principal stock exchange on which the shares of Common Stock are listed.

          (b) The Purchaser agrees, if requested by the managing underwriter or underwriters in an underwritten offering (an "Offering"), not to effect any
                                                 --------
public sale or distribution of any of the securities of the Company of any class included in such Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Offering), during the 15-day period prior to, and during the 90-day period beginning on, the date of pricing of each Offering, to the extent timely notified in writing by the Company or the managing underwriters. Furthermore, notwithstanding anything to the contrary set forth in the Agreement, the Company's obligation under this Agreement to cause a registration statement and any filings with any state securities commission to be made or to become effective or to amend or supplement such registration statement shall be suspended in the event and during such period as the Company is proceeding with an Offering if the Company is advised by the underwriters that the sale of shares of Purchaser's Stock under such registration statement would have a material adverse effect on the Offering.

          (c) Following the effectiveness of a registration statement and the filings with any state securities commissions, the Purchaser agrees that it will not effect any sales of the Purchaser's Stock pursuant to such registration statement or any such filings at any time after it has received notice from the Company to suspend sales (i) as a result of the occurrence or existence of any Suspension Event, or (ii) so that the Company may amend or supplement such registration statement or such filing. The Purchaser may recommence effecting sales of the Purchaser's Stock pursuant to the registration statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than three (3) business days after the conclusion of any such Suspension Event or amendment or supplement.

          6.4.  Information, Documents, Etc.  Upon making a request for
                ---------------------------
registration pursuant to Sections 6.1 or 6.2, the Purchaser shall furnish to the Company such information regarding its holdings and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Article VI. The Company agrees that it will furnish to the Purchaser the number of prospectuses, offering circulars or other documents, or any amendments or supplements thereto, incident to any registration, qualification or compliance referred to in this Article VI as the Purchaser from time to time may reasonably request.

          6.5.  Expenses.  The Company will bear all expenses of registrations
                --------
(including amendments and supplements related thereto) pursuant to Sections 6.1, 6.2(a) and 6.2(b) (in each case, other than underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to shares of Purchaser's Stock sold by the Purchaser, and fees and expenses of any accountants, counsel or other parties retained or employed by holders of Purchaser's Stock) including, without limitation, registration fees, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by the

Company in connection with such registration and amendments or supplements in connection therewith.

          6.6.  Cooperation.  In connection with any registration of
                -----------
Purchaser's Stock pursuant to this Article VI, the Company agrees to:

          (a) enter into such customary agreement (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, including indemnification provisions, as are customarily contained in underwriting agreements for comparable offerings and, if no underwriting agreement is entered into, an indemnification agreement on such terms as is customary in transactions of such nature) and take all such other actions as the Purchaser or the underwriters, if any, participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale;

          (b) furnish, (i) at the request of any underwriters participating in such offering and sale, a comfort letter or letters, dated the date of the final prospectus with respect to Purchaser's Stock and/or the date of the closing for the sale of Purchaser's Stock from the independent certified public accountants of the Company and addressed to any underwriters participating in such offering and sale, which letter or letters shall state that such accountants are independent with respect to the Company within the meaning of Rule 1.01 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and shall be in form reasonably satisfactory to the managing underwriter and shall cover matters of the type customarily covered in "cold comfort" letters in connection with transactions of a similar nature for similar entities and (ii) at the request of the Purchaser or any underwriters participating in such offering and sale, an opinion, dated the date of the closing for the sale of Purchaser's Stock, of the counsel representing the Company with respect to such offering and sale (which counsel may be the General Counsel of the Company or other counsel reasonably satisfactory to the Purchaser), addressed to the Purchaser and any such underwriters, which opinion shall be in form reasonably satisfactory to the managing underwriter (or, if none, to the Purchaser) and shall address such matters as are customary in transactions of a similar nature for similar entities;

          (c) make available for inspection by the Purchaser, the underwriters, if any, participating in such offering and sale (which inspecting underwriters shall, if reasonably possible, be limited to any manager or managers for such participating underwriters), the counsel for the Purchaser, one accountant or accounting firm retained by the Purchaser and any such underwriters, or any other agent retained by the Purchaser or such underwriters, all financial and other records, corporate documents and properties of the Company, and supply such additional information, as they shall reasonably request; provided that any such party shall keep the contents thereof
         ---------
confidential, including, without limitation, in the manner prescribed by Section 5.1.

          6.7.  Action to Suspend Effectiveness; Supplement to Registration
                -----------------------------------------------------------
Statement.
---------

          (a) The Company will notify the Purchaser and its counsel promptly of (i) any action by the Commission to suspend the effectiveness of the registration statement covering the Purchaser's Stock or the institution or threatening of any proceeding for such purpose (a "stop order") or (ii) the
                                                  -----------
receipt by the Company of any notification with respect to the suspension of the qualification of the Purchaser's Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Purchaser shall cease to offer or sell any Purchaser's Stock pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. The Company will use all reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Purchaser and its counsel at the earliest practicable date of the date on which the Purchaser may offer and sell Purchaser's Stock pursuant to the registration statement.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause the registration of Purchaser's Stock and any filings with any state securities commission to be made or to become effective or to amend or supplement a registration statement shall be suspended in the event and during such period that there are pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in such registration statement or such filing (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or inadvisable to cause such
-----------------
registration statement or such filings to be made or to become effective or to amend or supplement such registration statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed sixty (60) days. Immediately upon receipt by the Purchaser of notice of a Suspension Event, the Purchaser shall cease to offer or sell any Purchaser's Stock pursuant to such registration statement, cease to deliver or use such registration statement and, if so requested by the Company, return to the Company, at its expense, all copies (other than permanent file copies) of such registration statement.

          (c) In the event the Company shall determine that it is necessary to amend or supplement any registration statement relating to Purchaser's Stock, the Company will furnish copies of such proposed amendment or supplement to the Purchaser and its counsel and will not file or distribute such amendment or supplement without the prior consent of the Purchaser, which consent shall not be unreasonably withheld.

          6.8.  Indemnification.  In the event any Purchaser's Stock is
                ---------------
included in a registration statement under this Article VI:

          (a) To the full extent permitted by law, the Company will indemnify and hold harmless the Purchaser and each subsequent holder of Purchaser's Stock as set forth in Section 9.3(d) hereof (each such Person, including the Purchaser, a "Holder") and the affiliates of such Holder, and their respective
              ------
directors, officers, employees, general and limited partners, members, agents and representatives (and the directors, officers, affiliates and controlling Persons thereof), and each other Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement
                                         ---------
or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, any final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company in connection with the registration of Purchaser's Stock under the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling

Person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
        --------  -------
Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable hereunder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or controlling Person; and provided, further, that the Company shall
                                      --------  -------
not be liable hereunder in any such case to the extent it is determined that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made:

          (A) in any such preliminary prospectus, if (I) it was the responsibility of such Holder to provide the Person asserting such loss, claim, damage, liability or expense with a current copy of the prospectus and such Holder failed to deliver or cause to be delivered a copy of the prospectus to such Person after the Company had furnished such Holder with a sufficient number of copies of the same and (II) the prospectus corrected such untrue statement or omission; or

          (B) in such prospectus, if such untrue statement or omission is corrected in an amendment or supplement to such prospectus and the Holder thereafter fails to deliver the prospectus as so amended or supplemented prior to or concurrently with the sale of Purchaser's Stock to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with a sufficient number copies of the same.

          Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, employee, general or limited partner, member, agent, representative or controlling Person and shall survive the transfer of such securities by such Holder. Each Holder shall furnish such information regarding itself or the claim in question as the Company may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (b) To the full extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in the circumstances described in clauses
(A) or (B) of Section 6.8(a); and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 6.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no
                                                          --------
event shall any indemnity under this Section 6.8(b) exceed the gross proceeds from the offering received by such Holder; and provided, further, that the
                                               --------  -------
obligation to provide indemnification pursuant to this Section 6.8(b) shall be several, and not joint and several, among such indemnifying parties. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, representative or controlling Person and shall survive the transfer of such securities by such prospective Seller.

          (c)   Promptly after receipt by an indemnified party under this
Section 6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party or parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the indemnified party first learns of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.8. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party,
(ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are material defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, or (iii) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection
       -------- -------
with any proceeding or related proceedings, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

          (d)   Contribution.  If for any reason (other than the reasons
                ------------
expressly specified in this Section 6.8) the foregoing indemnity and payment obligation is unavailable or is insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 6.8, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any loss, claim, damage or liability (or actions or proceedings in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. If, however, the allocation provided in the preceding sentence is not permitted by applicable law, or if the allocation provided in the preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been taken or made by, or relates to information supplied by, the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this
Section 6.8(d) were to be determined by pro rata allocation or by any other
                                        --- ----
method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6.8(d). Notwithstanding anything in this Section 6.8(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6.8(d) to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Purchaser's Stock in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e)   The obligations of the Company and the Holders under this
Section 6.8 shall survive the completion of any offering of Purchaser's Stock in a registration statement under this Article VI.


          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Purchaser's Stock are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

                              VII. INDEMNIFICATION
                              ---- ---------------

          7.1.  Indemnification by the Company.  The Company shall indemnify
                ------------------------------
and hold the Purchaser and each of its members, employees, officers and agents harmless from and against any and all losses, claims, damages or liabilities whatsoever (including legal fees and expenses) incurred by any of them based upon, resulting from or arising out of any material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

          7.2.  Indemnification by the Purchaser.  The Purchaser shall
                --------------------------------
indemnify and hold the Company and each of its employees, directors, officers and agents harmless from and against any and all losses, claims, damages or liabilities whatsoever (including legal fees and expenses) incurred by any of them resulting from or arising out of any material breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement.

                               VIII.  TERMINATION

          8.1   Termination.  (a) This Agreement may be terminated and the
                -----------
transactions contemplated herein may be abandoned at any time prior to the
Closing:
          (i) by the Company or the Purchaser, if the Closing has not occurred by November 21, 1997;

          (ii)  by mutual written consent of the Company and the Purchaser;

          (iii) by the Company, if there has been a material misrepresentation or breach of warranty on the part of the Purchaser in the representations and warranties contained herein or a material breach of covenants on the part of the Purchaser and the same has not been cured within 30 days after notice thereof;

          (iv) by the Purchaser, if there has been a material misrepresentation or breach of warranty on the part of the Company in the representations and warranties contained herein or a material breach of covenants on the part of the Company and the same has not been cured within 30 days after notice thereof; or

          (v) by either the Purchaser or the Company, if any court, administrative body or governmental agency shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action.

          (b) Notwithstanding anything herein to the contrary, the right to terminate this Agreement under this Section 8.1 shall not be available to any party to the extent the failure of such party to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

          (c) A party terminating this Agreement pursuant to this Section 8.1 shall give written notice thereof to the other party hereto, whereupon this Agreement shall terminate and be of no further force and effect, the transactions contemplated hereby shall be abandoned without further action by any party and there shall be no liability on the part of the Company or the Purchaser, except as provided in Section 9.7 hereof and except for any liability for any willful breach hereof; provided however that the provisions of Sections 7.1 and 7.2 shall survive any such termination.

          (d) Notwithstanding anything to the contrary contained in this Agreement, Sections 4.1, 6.1 and 6.2 shall terminate when the Purchaser holds fewer than five hundred thousand (500,000) shares of Purchaser's Stock.

                            IX.  GENERAL PROVISIONS

          9.1.  Survival of Representations, Warranties and Agreements.
                ------------------------------------------------------
Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each representation and warranty in this Agreement and each agreement or covenant in this Agreement which does not by its own terms expire on or prior to the Closing shall survive the Closing without limitation as to time, except as specifically referred to herein.

          9.2.  Notices.  Any notice, request, instruction or other document
                -------
to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in Person, or (ii) one day after transmission if sent by nationally recognized overnight courier, certified or registered mail, return receipt requested or (iii) three days after being deposited in the U.S. mail, postage prepaid:

          (a)  if to the Purchaser, addressed as follows:

               Ross Financial Corporation
               P. O. Box 31363
               Seven Mile Beach
               Grand Cayman, Cayman Islands
               British West Indies
               Attention:   Kenneth B. Dart
               with a copy to:


               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York  10006
               Attention:     Lee C. Buchheit, Esq.


          (b)  if to the Company, addressed as follows:

               Alpha Beta Technology, Inc.
               One Innovation Drive
               Worcester, MA  01605
               Attention:     Spiros Jamas


               with a copy to:

               Goodwin, Proctor & Hoar LLP
               Exchange Place
               Boston, Massachusetts  02109-2881
               Attention:   John J. Egan, Esq.


or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

          9.3.  General.  (a)  This Agreement (including the documents and
                -------
instruments referred to or incorporated herein) constitutes the entire agreement, and supersedes all of the prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (b) This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder other than as contemplated in Article VI, Article VII and Section 9.3(d) and shall not be assigned by any party by operation of law or otherwise.

          (c) This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

          (d) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns. This Agreement is not assignable except by consent of each of the parties hereto or by operation of law. Any purported assignment of this Agreement in violation of this Section 9.3 shall be null and void.

          9.4.  Governing Law.  (a)  THIS AGREEMENT AND THE RIGHTS AND
                -------------
OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (b) Each party agrees that any proceeding relating to this Agreement shall be brought in a state court of New York. Each party hereby consents to personal jurisdiction in any such action brought in any such New York court, consents to service of process by mail made upon such party and such party's agent and waives any objection to venue in any such New York court or to any claim that any such New York court is an inconvenient forum.

          9.5.  Severability of Provisions. If any provision or any portion
                ---------------------------
of any provision of this Agreement or the y such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, to the extent permitted by law, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          9.6.  Captions.  All section titles or captions contained in this
                --------
Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          9.7.  Expenses.  Except as otherwise expressly provided in this
                --------
Agreement, party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby.

          9.8.  Equitable Relief.  Each party acknowledges that, in the event
                ----------------
 of any breach of this Agreement by a party, the other party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that such other party, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to compel specific performance of this Agreement. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

          9.9.  Definitions.  The following terms shall have the respective
                -----------
meanings specified in the indicated Sections of this Agreement:

Term                                          Agreement Section
----                                          -----------------

Agreement                                         Recitals
Authority                                         2.2
Board                                             1.3(b)(ii)
Closing                                           1.3(a)
Closing Date                                      1.3(a)
Commission                                        2.6
Common Stock                                      Recitals
Company                                           Recitals
Encumbrances                                      1.1
Exchange Act                                      2.4
Financial Statements                              2.7(a)
First Demand Registration Period                  6.2(a)
Holder                                            6.8(a)
Material Adverse Effect                           2.1
Offering                                          6.3(b)
Person                                            4.1
Purchaser                                         Recitals

Purchaser Material Adverse Effect                 1.3(c)
Purchaser's Stock                                 6.1
SEC Reports                                       2.6
Second Demand Registration Period                 6.2(b)
Securities Act                                    3.5
Shares                                            Recitals
Shelf Registration                                6.2
Stop Order                                        6.7(a)
Supplemental Demand Registration Period           6.2(c)
Suspension Event                                  6.7(b)

          IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the date first above written.

                                 ALPHA BETA TECHNOLOGY, INC.


                                 By: /s/ Spiros Jamas
                                 ----------------------------------------
                                     Name:  Spiros Jamas
                                     Title:  President/CEO


                                 ROSS FINANCIAL CORPORATION


                                 By: /s/ Kenneth B. Dart
                                 ----------------------------------------
                                     Name:  Kenneth B. Dart
                                     Title:  President

                                 Schedule 2.1
                                 ------------

                                 Subsidiaries
                                 ------------

MycoTox, Inc.
ABT Securities Corp.

                                Schedule 2.5(b)
                                ---------------

                                Capitalization
                                --------------

Stock options to purchase 1,630,681 shares of the Company's Common Stock are currently outstanding. 1,229,950 shares of the Company's Common Stock are currently available for future grants under the Company's 1988 Stock Option Grant Plan and the Company's 1997 Stock Option and Grant Plan.